INVESTOR PRESENTATION August 2023

Safe Harbor 2 This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of First Western Financial, Inc.’s (“First Western”) management with respect to, among other things, future events and First Western’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “position,” “project,” “future” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about First Western’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond First Western’s control. Accordingly, First Western cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although First Western believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward- looking statements: integration risks in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023 and other documents we file with the SEC from time to time. All subsequent written and oral forward- looking statements attributable to First Western or persons acting on First Western’s behalf are expressly qualified in their entirety by this paragraph. Forward-looking statements speak only as of the date of this presentation. First Western undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise (except as required by law). Certain of the information contained herein may be derived from information provided by industry sources. The Company believes that such information is accurate and the sources from which it has been obtained are reliable; however, the Company cannot guaranty the accuracy of such information and has not independently verified such information. This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation. Numbers in the presentation may not sum due to rounding. Our common stock is not a deposit or savings account. Our common stock is not insured by the Federal Deposit Insurance Corporation or any governmental agency or instrumentality. This presentation is not an offer to sell any securities and it is not soliciting an offer to buy any securities in any state or jurisdiction where the offer or sale is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof.

3 An Emerging High Performing Institution Overview ▪ Niche-focused regional wealth manager built on a private trust bank platform ▪ Headquartered in Denver, Colorado and positioned in desirable, affluent and high growth markets Target Market ▪ Households of $1+ million liquid net worth ▪ High net worth and high growth markets ▪ Colorado, Arizona, Wyoming, California and Montana Company Highlights Competitive Advantage (as of 6/30/23) ▪ Assets: $3.01 billion ▪ Total Loans: $2.50 billion ▪ Total Deposits: $2.38 billion ▪ AUM: $6.50 billion (for the year ending 12/31/22) ▪ Loan Growth: 26.7% ▪ Deposit Growth: 9.0% ▪ Asset Growth: 13.4% ▪ TBV/Share(1) Growth: 10.7% ▪ Operates as one integrated firm, not silos ▪ Team approach benefits both clients and First Western ▪ Local boutique private trust bank offices with central product experts (1) See Non-GAAP reconciliation CA MT AZ WY CO Office Locations

4 Investment Highlights Proven Execution on Growth Strategies Attractive Markets and Business Model Strong Earnings Momentum ▪ Significant revenue growth driving improved operating leverage and higher profitability ▪ TBV/share(1) increased 25% in 2020, 21% in 2021, and 11% in 2022 ▪ Continued scale expected to drive further leverage and generate returns consistent with a high performing institution over long term ▪ Highly aligned with shareholder interests as insiders own ~18% of total shares outstanding(2) ▪ Discounted valuation trading at just 0.9x TBV/share(3) High Insider Ownership and Discounted Valuation ▪ Track record of combining organic growth and market expansion with accretive acquisitions to enhance franchise value ▪ Total assets up 58% in 2020, 28% in 2021, and 13% in 2022 with substantial increases in revenue and EPS ▪ Strengthening commercial banking platform creating more diverse loan portfolio and lower-cost deposit base ▪ Rapidly growing institution operating in high growth markets ▪ Attractive, stable deposit base with noninterest-bearing and money market accounts comprising 76% of total deposits ▪ Conservative underwriting and affluent client base results in exceptional asset quality with minimal credit losses (1) See Non-GAAP reconciliation (2) Represents beneficial ownership as defined by the Proxy Statement (3) As of July 31, 2023

$4,556 $5,795 $7,602 $10,854 $38,429 $32,611 $33,733 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 2016 2017 2018 2019 2020 2021 2022 2016-2020 Pre-Tax, Pre-Provision Income(1) ($000s) 5 Strong Operational and Financial Momentum ▪ Robust organic balance sheet growth ▪ Accretive acquisitions ▪ Market expansion ▪ Highly leverageable operating platform driving improved efficiencies ▪ Outstanding asset quality and low credit costs Drivers of Improved Performance (1) See Non-GAAP reconciliation Adjusted Pre-Tax, Pre-Provision Income(1) ($000s)

6 Consistent Value Creation TBV/Share(1) Up 140% Since July 2018 IPO Consistent increases in tangible book value per share driven by: • Organic growth that has increased operating leverage • Accretive acquisitions that have been well priced and smoothly integrated to realize all projected cost savings • Conservative underwriting criteria that has resulted in extremely low level of losses in the portfolio throughout the history of the company • Prudent asset/liability management including not investing excess liquidity accumulated during the pandemic in low-yielding bonds

Franchise Overview 7

Great Markets, Scarce Investment Opportunity

Characteristics of First Western Markets

- Ranked among states with highest GDP growth
- Strong job and population growth
- Experiencing significant in-migration
- Attractive demographics with large amount of high net worth individuals that utilize private banking and investment management services
- Favorable tax laws for trusts and estates that attract wealthy individuals

Deposits by MSA (1)



Boulder, CO 10%
Fort Collins, CO 12%
Other 4%
Rock Springs, WY 4%
Glenwood Springs, CO 3%
Phoenix, AZ 12%
Jackson, WY 10%
Denver, CO 45%

Deposits by State	
Colorado	70%
Wyoming	18%
Arizona	12%

MYFW is 2nd Largest Publicly Held CO Chartered Bank

As of June 30, 2023	Current Ownership	Total Assets ($bn)
FirstBank	Private	28.1
NBH Bank	**Public (NYSE: NBHC)**	9.9
Sunflower Bank	Private	7.8
Bank of Colorado	Private (Sub. Of Pinnacle Bancorp-NE)	6.7
Alpine Bank	Private	6.5
ANB Bank	Private	3.2
First Western Trust Bank	**Public (Nasdaq: MYFW)**	3.0

Small Market Share Provides Large Growth Opportunity

MSA	State	Market Share	Projected % Change in HHI (2021-2026) (2)
Denver-Aurora-Lakewood	CO	0.77	11.00
Fort Collins	CO	2.20	13.45
Phoenix-Mesa-Scottsdale	AZ	0.15	13.18
Boulder	CO	1.45	11.41
Jackson	WY/ID	4.80	8.50
Glenwood Springs	CO	1.66	8.82
National Average			**9.01**

(1) Source: S&P Capital IQ as of 06/30/2022
(2) Percentage growth in household income (HHI).

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MYFW: Our Five Core Strengths

Differentiated, Proven in the Marketplace	▪ **Niche-focused** franchise headquartered in Denver, Colorado ▪ Well-positioned in many **attractive markets** in Arizona, California, Colorado, Montana, and Wyoming ▪ **Specialized central expertise** to compete with siloed national, regional firms ▪ Delivered through **local, boutique trust banking teams** so clients "owned" by MYFW, not associates
Built-in Operating Leverage	▪ **Strong profit center margins at maturity**, growth opportunities in current and new markets ▪ **Revenue growth** over long-term in both fee income and net interest income, with neutral balance sheet ▪ Scalable, **leverageable high fixed cost, low variable cost Product and Support Centers** ▪ Operating **expense investment already in place** for growth and expansion
Highly Desirable Recurring Fee Income	▪ Primarily **recurring** trust and investment management ("TIM") fees ▪ **Low risk, "sticky" wealth/trust business** with comprehensive product offering ▪ **Multiple entry points with ConnectView®** – proprietary review process to service, **cross-sell**
Experienced, Tested Team	▪ Executives are **major bank/professional firm trained**, with deep relationships in communities ▪ Achieved **growth through** business and economic **cycles**, capital constraints ▪ Healthy relationship with all regulators with **strong risk management** culture ▪ CEO with **proven track record** for creating value in previous bank ownership
Unique Opportunity for Investors	▪ At critical mass but small market share, **many current and new market** opportunities ▪ **Proven ability to expand: (1) Organically, (2) By expansion and (3) By acquisition** ▪ Few large Colorado bank alternatives for investors and clients, creating **lift-out opportunities** ▪ Attractive revenue and earnings growth story **trading at discounted valuation**

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Cross-Selling a Diverse Set of Products and Services

Our local profit centers team with specialized product experts through ConnectView®, with many points of entry

Commercial Banking	▪ Corporate loans to match specific needs ▪ Well-versed in working with complex cash flows and business models ▪ **Customized treasury management** products and services
Retirement / 401(k) Plan Consulting	▪ **Retirement plan consultants** partnering with businesses to sponsor retirement plans ▪ Creative corporate retirement plan design, analysis solutions, fiduciary liability management ▪ ERISA compliance and education
Residential Mortgage Lending	▪ Mortgage banking **specializing in purchase money, high net worth lending** ▪ Underwritten to Fannie Mae and Freddie Mac guidelines ▪ Targeted portfolio lending and secondary sales
Wealth Planning	▪ Wealth planning with specialized services (e.g. philanthropic) ▪ **Proprietary ConnectView® approach**, with access to CFPs, CPAs and estate planning attorneys ▪ Charitable giving tax strategies, deferred-compensation plans, life insurance, key person insurance
Investment Management	▪ Provide a **broad range of asset and sub asset classes,** with automated tax and basis management ▪ Create unique solutions through internal research, proprietary and third-party investment options ▪ Central team creates the platform for Portfolio Managers to service clients, manage accounts
Trust	▪ **Fiduciary wealth management** with expert review of client objectives, creating solutions ▪ Irrevocable life insurance trust, conservatorship, successor trustee, directed custodial trusteeship ▪ WY tax-exempt asset protection, special needs trusts, escrow services, family office services

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$54.3 $55.2 $57.8 $64.3 $97.3 $96.2 $112.2 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 Net Interest Income Non-Interest Income, excluding net gain/(loss) on sale of securities and assets 11 High Quality Revenues with Predictable Sources of Recurring Income Net Interest Income $83.2 74% Mortgage $5.3 5% Bank Fees $2.7 2% Insurance $1.2 1% Other $0.9 1% Trust & Advisory $18.9 17% ($ in millions) Note: As of or for the period ended December 31, 2022. Totals may not add up due to rounding. ($ in millions) FY 2022 Revenue Mix Gross Revenue(1) (1) See Non-GAAP reconciliation

12 Private Bank Model Generates Strong Fee Income 5-Year Average: More than 40% of Operating Revenue Generated by Fee Income 59.4% 43.3% 37.4% 35.1% 30.9% 28.5% 27.8% 27.7% 26.3% 25.7% 19.5% 17.5% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% ALRS MYFW UMBF WASH PGC UVSP CATC SYBT CFR TMP FFWM FRC Noninterest Income/Operating Revenue Peer Average Source: S&P Capital IQ (2018-2022)

Driving Profitable Growth 13

Success in Expansion and Acquisition Growth

2002 → 2023

Acquisitions

2002 – 2005 (5)
- Westcor Insurance Group, Inc.
- Poudre River Valley Trust Co.
- Sprout & Associates, Inc.
- Sterling Partners
- Silversmith Financial Corp

2006 – 2010 (4)
- Reber/Russell Company
- Ryder, Stilwell Inc.
- Asset Purchase – Financial Management Advisors, LLC
- Asset Purchase – GKM Advisors, LLC

2011 – 2015 (1)
- Trust Department Assets – First National Bank of Wyoming

2016 – 2020 (2)
- Asset Purchase – EMC Holdings, Inc.
- Branch Purchase & Assumption from Simmons Bank

2021 - 2022 (1)
- Teton Financial Services, Inc.

	2002 – 2005	2006 – 2010	2011 – 2015	2016 – 2020	2021 - 2022
Total Acquisitions	5	9	10	12	13
Total Offices	3	6	12	16	18

Office Openings

2002 – 2005 (3)
- Cherry Creek, CO
- Denver, CO
- Northern Colorado, CO

2006 – 2010 (3)
- Boulder, CO
- Century City, CA
- Scottsdale, AZ

2011 – 2015 (6)
- Aspen, CO
- DTC/Cherry Hills, CO
- Fort Collins, CO
- Jackson Hole, WY
- Laramie, WY[4]
- Phoenix, AZ

2016 – 2020 (4)
- Broomfield, CO (2021)
- Greenwood Village, CO
- Lone Tree, CO[2]
- Vail Valley, CO

2021 - 2022 (5)
- Jackson Hole, WY[1]
- Pinedale, WY[1]
- Rock Springs, WY[1]
- Bozeman, MT
- Phoenix, AZ[3]

\# Total Acquisitions   # Total Offices

(1) Added through the Teton Financial Services, Inc. acquisition. Jackson Hole offices were consolidated in May 2022
(2) Lone Tree branch closed in 2Q2022
(3) Phoenix loan production office opened in 4Q2022
(4) Laramie trust office closed 1Q2023

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15 Revenue Growth Strategies Expand commercial loan production platform ▪ Building expertise in specific vertical markets, e.g. medical and dental practices ▪ Capitalize on growing reputation to attract additional experienced commercial banking talent Expand into new markets with attractive demographics ▪ Vail Valley office opened in 2019 ▪ Built team and revenue base to open office in Broomfield, CO in 3Q21 ▪ Added team to focus on Bozeman, MT market in 2Q21 ▪ Added teams to expand presence in Arizona in 2022 Execute on revenue synergies from Teton acquisition ▪ Capitalize on higher legal lending limit to expand relationships with existing clients and pursue larger commercial clients ▪ Cross-sell MYFW’s larger offering of trust and wealth management products to new client base ▪ Continue adding banking talent to further accelerate market share gains in Wyoming Execute on low- risk strategic transactions that add value to the MYFW franchise ▪ Execute on minimally dilutive acquisitions ▪ Leverage infrastructure through branch acquisition transactions ▪ Proactive expansion, acquisition team

16 Recent M&A Transactions Branch Purchase and Assumption Whole Bank Acquisition ▪ Closed on May 18, 2020 ▪ Acquisition of all of the Denver locations of Simmons Bank (three branches and one loan production office) ▪ Assumed $63 million in deposits and $120 million in loans related to the acquired locations ▪ Added scale, an attractive client base, and commercial banking talent Transaction Overview Financial Impact ▪ Mid-teens earnings accretion in 2021 Transaction Overview ▪ Closed on December 31, 2021 ▪ Acquisition of Teton Financial Services Inc., the holding company for Rocky Mountain Bank ▪ Expanded First Western’s footprint and market share in Wyoming where favorable trust, estate and tax laws align well with private banking and investment management business model ▪ Added $379 million in deposits and $252 million in loans ▪ Added scale and improves operating efficiencies Financial Impact ▪ High single-digit earnings accretion in 2022 ▪ Immediately accretive to TBV/share upon closing ▪ Added low-cost deposits and higher-yielding loans that will positively impact net interest margin

17 Strong Execution on Revenue Growth Strategies ▪ Accelerating business development, office expansion and accretive acquisitions all contributing to the balance sheet growth driving improved operating leverage and higher profitability ▪ M&A strategy continued with acquisition of Teton Financial Services ▪ Office expansion continued with hiring of teams to focus on Bozeman, MT market and deepen presence in Colorado and Arizona (in millions) Incremental Balance Sheet Growth (1/1/20 through 12/31/22) $1,238.5 $885.1 $234.7(1) $433.3 $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 $1,400.0 $1,600.0 Loans HFI Deposits Organic Growth Acquisition 148% Increase in Loans HFI 121% Increase in Total Deposits (1) Acquired growth represents remaining balances as of December 31, 2022 following payoffs/paydowns since the loans were acquired.

18 Accelerating Business Development Trends Capital raised in July 2018 IPO has allowed for increased business development activities $227.9 $268.2 $225.6 $317.9 $691.7 $561.2 $918.7 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 $800.0 $900.0 $1,000.0 2016 2017 2018 2019 2020 2021 2022 $44.0 $62.2 $121.6 $149.0 $467.9 $206.6 $199.5 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 2016 2017 2018 2019 2020 2021 2022 (1) Excluding PPP loans (2) Excluding acquired deposits (in millions)(in millions) New Loan Production(1) Net Deposit Growth(2)

19 Increased Scale and Back-Office Streamlining Driving Improved Efficiencies 88.2% 85.4% 80.6% 59.8% 66.6% 69.2% 50.0% 60.0% 70.0% 80.0% 90.0% 2017 2018 2019 2020 2021 2022 (1) See Non-GAAP reconciliation Efficiency Ratio(1)

20 Wealth Management Segment Earnings (1) See Non-GAAP reconciliation ▪ Wealth Management segment earnings reflects contribution of private banking, commercial banking, and trust and investment management business lines ▪ Growth in private banking, commercial banking, and TIM businesses replacing earnings generated by mortgage segment in 2020 and creating sustainable path to higher profitability over long-term Wealth Management Segment Diluted Pre-Tax Earnings Per Share(1)

Recent Financial Trends 21

22 Overview of 2Q23 1. See Non-GAAP reconciliation Prudent Risk Management 2Q23 Earnings Stable Balance Sheet • Total deposits relatively unchanged from end of prior quarter • Noninterest-bearing deposits increased during the month of June • 4% annualized loan growth while maintaining conservative underwriting criteria and disciplined pricing • Strong relationship deposits and declining level of uninsured deposits to 30.8% from 37.3% in 1Q23 • Continued to maintain higher than normal level of cash balances • NPAs/Total Assets declined 6 bps to 0.36% • Immaterial level of charge-offs • Net income available to common shareholders of $1.5 million, or $0.16 per diluted share • Second quarter 2023 included net of tax impacts of $1.5 million related to an allowance recorded on individually analyzed loans, $0.9 million of impairment to carrying value of contingent consideration assets, and $0.8 million of losses on loans accounted for under the fair value option, with diluted EPS impacts, net of tax, of $0.15, $0.09, and $0.08, respectively • Pre-tax, pre-provision net income of $3.9 million(1)

23 Net Income Available to Common Shareholders and Earnings per Share • Net income of $1.5 million, or $0.16 diluted earnings per share, in 2Q23 • Including the impact of impairment to contingent consideration assets, adjusted net income(1) of $2.4 million in 2Q23 • Profitability and prudent balance sheet management resulted in book value and tangible book value per share(1) increasing by 5.5% and 6.7%, respectively, from 2Q22 Net Income Available to Common Shareholders Diluted Earnings per Share 1. See Non-GAAP reconciliation (1) (1) (1) (1) (1) (1) (1) (1) (1) (1)

24 Loan Portfolio • Total loans held for investment increased $26.8 million from prior quarter • Growth driven by CRE loans and draws on existing construction lines • Average rate on new loan production increased 23 bps to 7.41% compared to prior quarter, and was 7.79% in June 2Q 2022 1Q 2023 2Q 2023 Cash, Securities and Other $ 180,738 $ 157,308 $ 150,679 Consumer and Other 26,706 22,183 21,866 Construction and Development 162,426 283,999 313,227 1-4 Family Residential 732,725 889,782 878,670 Non-Owner Occupied CRE 489,111 536,679 561,880 Owner Occupied CRE 224,597 223,449 218,651 Commercial and Industrial 312,696 340,632 338,679 Total $ 2,128,999 $ 2,454,032 $ 2,483,652 Loans accounted for at fair value(2) 21,149 21,052 18,274 Total Loans HFI $ 2,150,148 $ 2,475,084 $ 2,501,926 Loans held-for-sale (HFS) 26,202 9,873 19,746 Total Loans $ 2,176,350 $ 2,484,957 $ 2,521,672 1. Represents unpaid principal balance. Excludes deferred (fees) costs, and amortized premium/ (unaccreted discount). 2. Excludes fair value adjustments on loans accounted for under the fair value option. ($ in thousands, as of quarter end) Loan Portfolio Composition(1) Loan Portfolio Details Loan Production & Loan Payoffs Total Loans(1) Average Period End

25 Total Deposits • Noninterest-bearing deposits increased during the month of June • Success in new business development, with $37.4 million in new deposit relationships added in 2Q23, lessened the typical seasonal impact of outflows from tax payments • Continued but slower migration of noninterest-bearing deposits into interest-bearing categories as clients seek higher rates for their excess liquidity 2Q 2022 1Q 2023 2Q 2023 Money market deposit accounts $ 1,033,739 $ 1,277,988 $ 1,297,732 Time deposits 147,623 354,545 376,147 NOW 287,195 192,011 168,537 Savings accounts 33,099 22,319 18,737 Noninterest-bearing accounts 668,342 545,064 514,241 Total Deposits $ 2,169,998 $ 2,391,927 $ 2,375,394 Deposit Portfolio Composition Total Deposits Average Period End

26 Trust and Investment Management • Total assets under management increased $121.9 million from March 31, 2023 to $6.50 billion as of June 30, 2023 • Client accounts benefited from improved market conditions in the second quarter • Excluding custody, all product categories increased quarter-over-quarter (in millions, as of quarter end) Total Assets Under Management

1. See Non-GAAP reconciliation Gross Revenue • Gross revenue(1) declined 5.0% from prior quarter • Decrease primarily driven by a decrease in net interest income as a result of higher interest expense driven by higher deposit costs, offset partially by higher interest income • Net interest income decline due to NIM pressure 2Q23 Gross Revenue(1) Gross Revenue(1) 27

28 Net Interest Income and Net Interest Margin • Net interest income decreased to $18.4 million, or 5.8%, from $19.6 million in 1Q23 • Net interest income decreased from 1Q23 due to higher interest expense resulting from increase in average cost of deposits • Net interest margin decreased 20 bps to 2.73%, driven by the increase in interest bearing deposit costs offset partially by the increase in yields on average earning assets • Average loan yields increased 15 bps in June while average deposit costs were flat (in thousands) 1. See Non-GAAP reconciliation Net Interest Income Net Interest Margin

29 Non-Interest Income • Non-interest income decreased to $4.0 million, or 31.9%, from $5.8 million in 1Q23, primarily due to a $1.2 million impairment to carrying value of contingent consideration assets related to the sale of First Western Capital Management in 2020. The decrease to Non-interest income was further driven by losses of $1.1 million on loans accounted for under carrying value option • Trust and Investment Management fees were consistent with prior quarter • Net gain on mortgage loans decreased to $0.8 million, or 24.0%, from $1.0 million in 1Q23, as higher rates continue to impact loan demand (in thousands)(in thousands) Total Non-Interest Income Trust and Investment Management Fees

30 Non-Interest Expense and Efficiency Ratio • Non-interest expense decreased 9.8% from 1Q23 • Decrease in expense levels resulted from intentional delays in new initiatives and staffing reductions implemented in the first quarter and in April to better align with current revenue • Disciplined expense management resulted in non-interest expense coming in below targeted range • Organizational-wide review of expense levels resulted in additional cost savings that are expected to reduce non-interest expenses within the range of $18 million to $19 million for the remainder of 2023 (1) 1. See Non-GAAP reconciliation Total Non-Interest Expense Operating Efficiency Ratio(1) (in thousands) (1) (1) (1) (1) (1) (1) (1)(1) (1)

31 Asset Quality • NPAs declined 18% from prior quarter due to full payoffs on two non-performing loans • $1.8 million provision for credit losses driven primarily by an allowance recorded on individually analyzed loan previously identified as non-performing loan • ACL/Adjusted Total Loans(1) increased to 0.89% in 2Q23 from 0.81% in 1Q23 • Continue to experience immaterial amount of credit losses Non-Performing Assets/Total Assets Net Charge-Offs/Average Loans 1. Adjusted Total Loans – Total Loans minus PPP loans and loans accounted for under fair value option; see non-GAAP reconciliation

32 Capital and Liquidity Overview Liquidity Funding Sources (as of 6/30/23) 1. See Non-GAAP reconciliation 2. Based on internal policy guidelines Consolidated Capital Ratios (as of 6/30/23) Tangible Common Equity / TBV per Share(1) (in thousands) Liquidity Reserves: Total Available Cash $295,909 Unpledged Investment Securities 21,149 Borrowed Funds: Secured: FHLB Available 646,823 FRB Available 16,605 Other: Brokered Remaining Capacity 172,818(2) Unsecured: Credit Lines 29,000 Total Liquidity Funding Sources $1,182,304 Loan to Deposit Ratio 105.1%

Creating Additional Shareholder Value 33

34 Near-Term Outlook • Prudent risk management will remain top priority while economic uncertainty remains, which will impact level of profitability in short term • Loan growth expected to remain at lower level in near future, although unfunded commitments provides potential catalyst for higher level of loan growth as borrowers increase utilization of credit lines • Deposit gathering continues to be emphasized throughout the organization including capitalizing on current environment to continue adding new clients looking for a stronger financial institution • Continued evaluation of opportunities for capital utilization that can create additional value for shareholders

35 Long-Term Goals to Drive Shareholder Value ▪ Since our pre-2018 IPO status as of year end 2017, we have tripled total loans and total deposits, more than doubled TBV per share, had substantial increases in annual revenue, and demonstrated significant operating leverage. Looking forward we can drive shareholder value by: ▪ Continuing to execute well, creating more operating leverage to drive high performing ROAA and ROAE results ▪ Emphasizing our differentiation in marketplace ▪ Growing through $5 billion in total assets, $25 billion TIM assets through both organic growth and acquisitions, ideally: ▪ ~50 offices – infill and adjacent ▪ Maturing at $8 million in revenue per office through growing 20% ▪ 75% contribution margin per office at maturity, then growing ▪ Building footprint, scale and operating leverage with M&A ▪ Disciplined approach to be significantly earnings accretive with minimal TBV dilution ▪ Enhancing wealth management platform ▪ Upgrade omnichannel client experience ▪ Create new digital distribution channel Our mission is to be the BPBFWWMC – Best Private Bank for the Western Wealth Management Client We believe First Western can be a unique, niche focused regional powerhouse with high fee income and consistent strong earnings from our scalable wealth management platform

MYFW’s core strengths provide the foundation for driving shareholder value 36 A Unique and Attractive Investment Differentiated, Proven in the Marketplace Built-in Operating Leverage Highly Desirable Recurring Fee Income Experienced, Tested Team Unique Opportunity for Investors

Appendix 37

Organizational Overview 38

Team: Ready to Take MYFW to the Next Level

Name	Title	Joined FW	Years in Industry	Prior Experience
Scott C. Wylie	Chairman, CEO & President	2002	35	▪ Chairman & CEO, Northern Trust Bank of Colorado ▪ Chairman & CEO, Trust Bank of Colorado ▪ CEO, Equitable Bancshares of Colorado and Women's Bank, Chairman, Equitable Bank ▪ Chairman, American Fundware ▪ President & CEO, Bank and Trust of Puerto Rico ▪ Associate, First Boston Corporation
Julie A. Courkamp	Chief Financial Officer and Chief Operating Officer, Director & Treasurer	2006	22	▪ Assurance services with PricewaterhouseCoopers ▪ Executive roles within First Western with responsibility for Accounting & Finance, Risk, Technology, Operations and Human Resources
John E. Sawyer	Chief Investment Officer	2017	29	▪ Chief Investment & Fiduciary Officer, BBVA Compass Bank ▪ President & COO, Florida-based boutique wealth management firm ▪ Executive with Credit Suisse, Morgan Keegan & Co., and First Tennessee Capital Markets
Matt C. Cassell	Chief Banking Officer	2020	25	▪ Colorado Market President, Simmons Bank ▪ President-Colorado, Bank SNB ▪ Market President, Community Banks of Colorado
Scott J. Lawley	Chief Credit Officer	2018	35	▪ Sr. Credit Officer & Segment Risk Officer, Huntington National Bank ▪ Credit advisor, chief underwriter, CRE credit officer PNC Bank, US Bank ▪ Lending positions with Fleet Bank

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MYFW's Sophisticated Board of Directors

Name	Director Since	Primary Business
Scott C. Wylie	2002	▪ First Western Financial, Inc.
Julie A. Caponi, CPA	2017	▪ Former Finance Executive at Arconic, Inc. (fka Alcoa Inc.) ▪ Former audit partner at Deloitte ▪ Board member & Audit Committee chair for FCF (NYSE)
Julie A. Courkamp	2021	▪ First Western Financial, Inc.
David R. Duncan	2011	▪ Energy ▪ Winery Executive, Silver Oak Cellars ▪ Entrepreneur, board member, business leader
Thomas A. Gart	2013	▪ Real Estate Developer ▪ Specialty Retail Executive ▪ Family business, PE investing across broad range of industries
Patrick H. Hamill	2004	▪ Real Estate Developer ▪ Home Builder Executive ▪ Entrepreneur, business/community leader, real estate expertise
Luke A. Latimer	2015	▪ Utility Maintenance ▪ Construction Executive ▪ Family business, public bank board
Scott C. Mitchell	2021	▪ President, U.S. Engineering, Metalworks ▪ President of several successful manufacturing companies ▪ Six Sigma Master Black Belt
Eric D. Sipf, CPA[1]	2003	▪ Former Healthcare Executive ▪ US Army ▪ Asset management, finance, bank board, M&A
Mark L. Smith	2002	▪ Real Estate Developer ▪ Entrepreneur, community leadership, real estate expertise
Joseph C. Zimlich, CPA	2004	▪ Family Office Executive ▪ Corporate leadership, board, and investment management

(1) CPA license inactive.

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FIRSTwestern

Working as a team to grow relationships 41 Integrated Team Approach in Boutique Offices President Private Bankers Lenders Portfolio Managers Wealth Advisor Trust Officer Team-based incentives Relationship-based wealth management Many relationship managers to one client Product group specialists Holistic view of the client – ConnectView®

42 Organizational Structure Built for Scale Full Bank and Trust: ▪ Aspen, CO ▪ Boulder, CO ▪ Cherry Creek, CO ▪ Denver, CO ▪ DTC/Cherry Hills, CO ▪ Northern Colorado ▪ Jackson Hole, WY ▪ Rock Springs, WY ▪ Pinedale, WY ▪ Scottsdale, AZ ▪ Broomfield, CO ▪ Phoenix, AZ ▪ Vail Valley, Avon, CO Loan Production Offices: ▪ Bozeman, MT ▪ Ft. Collins, CO ▪ Greenwood Village, CO ▪ Phoenix, AZ Trust Offices: ▪ Century City, CA ▪ Investment Management ▪ Fiduciary/ Trust ▪ Wealth Planning ▪ Retirement Services ▪ Insurance ▪ Mortgage Services ▪ Treasury Management First Western Profit Centers Product Groups Support Centers ▪ Finance & Accounting ▪ Risk & Compliance ▪ Enterprise Technology ▪ Human Capital ▪ Credit Analysis ▪ Bank & Trust/Investment Operations ▪ Marketing/Branding Big operating leverage from expert, high fixed cost teams Very profitable when mature

Non-GAAP Reconciliations 43

Non-GAAP Reconciliation

Consolidated Gross Revenue	For the Years Ended,						
(Dollars in thousands)	2016	2017	2018	2019	2020	2021	2022
Total income before non-interest expense	$53,394	$54,501	$57,602	$63,997	$92,615	$95,408	$107,934
Less: Unrealized gains/(losses) recognized on equity securities	-	-	(15)	21	15	(21)	342
Less: net gain/(loss) on loans accounted for under the fair value option	-	-	-	-	-	-	(891)
Less: Net gain on equity interests	114	81	-	119	-	489	7
Less: Net gain on sale of assets	-	-	-	183	-	-	-
Less: Net gain on loans held for sale	-	-	-	-	-	-	(12)
Plus: Provision for credit loss	985	788	180	662	4,682	1,230	3,682
Gross revenue	$54,265	$55,208	$57,797	$64,336	$97,282	$96,170	$112,170

Consolidated Adjusted Pre-tax, Pre-provision Income	For the Twelve Months Ended December 31,						
(Dollars in thousands)	2016	2017	2018	2019	2020	2021	2022
Net Income before income tax, as reported	$3,571	$5,007	$7,422	$10,192	$33,063	$27,280	$28,828
Plus: Provision for credit losses	985	788	180	662	4,682	1,230	3,682
Pre-tax, Pre-provision Income	$4,556	$5,795	$7,602	$10,854	$37,745	$28,510	$32,510
Plus: Acquisition related expenses	-	-	-	-	684	4,101	1,223
Adjusted Pre-tax, Pre-provision Income	**$4,556**	**$5,795**	**$7,602**	**$10,854**	**$38,429**	**$32,611**	**$33,733**

Diluted Pre-Tax Earnings Per Share	For the Twelve Months ended December 31,				
(Dollars in thousands)	2018	2019	2020	2021	2022
Non-Mortgage income before income tax	$8,664	$6,152	$12,086	$21,378	$31,139
Plus: Acquisition-related expenses	-	-	684	4,101	1,223
Mortgage income before income tax	(1,242)	4,040	20,978	5,902	(2,311)
Less: Income tax expense including acquisition tax effect	1,775	2,183	8,705	7,673	7,432
Net income available to common shareholders	$5,647	$8,009	$25,043	$23,708	$22,619
Diluted weighted average shares	5,586,620	7,914,961	7,961,904	8,235,178	9,713,623
Non-Mortgage Segment Diluted Pre-Tax Earnings Per Share	**$1.55**	**$0.78**	**$1.60**	**$3.09**	**$3.33**
Consolidated Diluted Pre-Tax Earnings Per Share	**$1.33**	**$1.29**	**$4.24**	**$3.81**	**$3.09**

44

FIRSTwestern

Non-GAAP Reconciliation

Consolidated Efficiency Ratio *(Dollars in thousands)*	For the Years Ended, 2016	2017	2018	2019	2020	2021	2022
Non-interest expense	$49,823	$49,494	$50,182	$53,806	$59,552	$68,128	$79,106
Less: Amortization	747	784	831	374	14	17	308
Less: Acquisition related expenses	-	-	-	-	684	4,101	1,223
Less: Goodwill impairment	-	-	-	1,572	-	-	-
Less: Provision on other real estate owned	-	-	-	-	176	-	-
Less: Loss on assets held for sale	-	-	-	-	553	-	-
Plus: Gain on sale of LA fixed income team	-	-	-	-	62	-	-
Adjusted non-interest expense	$49,076	$48,710	$49,351	$51,860	$58,187	$64,010	$77,575
Net interest income	$24,457	$27,576	$30,624	$32,061	$46,102	$56,509	$83,204
Non-interest income	29,922	27,713	27,158	32,598	51,195	40,129	28,412
Less: Unrealized gains/(losses) recognized on equity securities	-	-	(15)	21	15	(21)	342
Less: net gain/(loss) on loans accounted for under the fair value option	-	-	-	-	-	-	(891)
Less: Net gain on equity interests	114	81	-	119	-	489	7
Less: Net gain on sale of assets	-	-	-	183	-	-	-
Less: Net gain on loans held for sale	-	-	-	-	-	-	(12)
Total income	$54,265	$55,208	$57,797	$64,336	$97,282	$96,170	$112,170
Efficiency ratio	90.4%	88.2%	85.4%	80.6%	59.8%	66.6%	69.2%

45

FIRSTwestern

46 Non-GAAP Reconciliation

Non-GAAP Reconciliation

Consolidated Efficiency Ratio (Dollars in thousands)	For the Three Months Ended, June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Non-interest expense	$20,583	$19,260	$19,905	$20,528	$18,519
Less: amortization	77	77	77	64	62
Less: acquisition related expenses	347	154	195	37	14
Adjusted non-interest expense	$20,159	$19,029	$19,633	$20,427	$18,443
Net interest income	$20,380	$22,906	$21,842	$19,560	$18,435
Non-interest income	6,698	6,345	6,561	5,819	3,962
Less: unrealized gains/(losses) recognized on equity securities	299	75	-	10	(11)
Less: impairment of contingent consideration assets	-	-	-	-	(1,249)
Less: net gain/(loss) on loans accounted for under the fair value option	(155)	(134)	(602)	(543)	(1,124)
Less: net gain on equity interests	-	6	-	-	-
Less: net (loss)/gain on loans held for sale at fair value	-	-	(12)	(178)	-
Adjusted non-interest income	6,554	6,398	7,175	6,530	6,346
Total income	$26,934	$29,304	$29,017	$26,090	$24,781
Efficiency ratio	**74.85%**	**64.94%**	**67.66%**	**78.29%**	**74.42%**

Consolidated Tangible Common Book Value Per Share (Dollars in thousands)	As of, Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2021	June 30, 2022	Dec. 31, 2022	June 30, 2023
Total shareholders' equity	$116,875	$127,678	$154,962	$219,041	$228,024	$240,864	$242,242
Less:							
Goodwill and other intangibles, net	25,213	19,714	24,258	31,902	32,258	32,104	31,977
Intangibles held for sale[1]	-	3,553	-	-	-	-	-
Tangible common equity	91,662	104,411	$130,704	187,139	195,766	208,760	210,265
Common shares outstanding, end of period	7,968,420	7,940,168	7,951,773	9,419,271	9,478,710	9,495,440	9,545,071
Tangible common book value per share	**$11.50**	**$13.15**	**$16.44**	**$19.87**	**$20.65**	**$21.99**	**$22.03**

Net income available to common shareholders	**$1,506**
Return on tangible common equity (annualized)	**2.86%**

1. Represents the intangible portion of assets held for sale

47

48 Non-GAAP Reconciliation Wealth Management Gross Revenue For the Three Months Ended, (Dollars in thousands) June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 Total income before non-interest expense $25,281 $26,555 $26,623 $24,543 $19,529 Less: unrealized gains/(losses) recognized on equity securities 299 75 - 10 (11) Less: impairment of contingent consideration assets - - - - (1,249) Less: net gain/(loss) on loans accounted for under the fair value option (155) (134) (602) (543) (1,124) Less: net gain on equity interests - 6 - - - Less: net (loss)/gain on loans held for sale at fair value - - (12) (178) - Plus: provision for credit loss 519 1,756 1,197 (310) 1,843 Gross revenue $25,656 $28,364 $28,434 $24,944 $23,756 Mortgage Gross Revenue For the Three Months Ended, (Dollars in thousands) June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 Total income before non-interest expense $1,278 $940 $583 $1,146 $1,025 Plus: provision for credit loss - - - - - Gross revenue $1,278 $940 $583 $1,146 $1,025 Consolidated Gross Revenue For the Three Months Ended, (Dollars in thousands) June 30, 2022 September 30, 2022 December 31, 2022 March 30, 2023 June 30, 2023 Total income before non-interest expense $26,559 $27,495 $27,206 $25,689 $20,554 Less: unrealized gains/(losses) recognized on equity securities 299 75 - 10 (11) Less: impairment of contingent consideration assets - - - - (1,249) Less: net gain/(loss) on loans accounted for under the fair value option (155) (134) (602) (543) (1,124) Less: net gain on equity interests - 6 - - - Less: net (loss)/gain on loans held for sale at fair value - - (12) (178) - Plus: provision for credit loss 519 1,756 1,197 (310) 1,843 Gross revenue $26,934 $29,304 $29,017 $26,090 $24,781 Gross Revenue excluding net gain on mortgage loans For the Three Months Ended, (Dollars in thousands) December 31, 2021 December 31, 2022 June 30, 2023 Gross revenue $23,440 $29,017 $24,781 Less: net gain on mortgage loans 2,470 775 774 Gross revenue excluding net gain on mortgage loans $20,970 $28,242 $24,007

49 Non-GAAP Reconciliation Adjusted net income available to common shareholders For the Three Months Ended, (Dollars in thousands, except per share data) June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 Net income available to common shareholders $4,482 $6,221 $5,471 $3,820 $1,506 Plus: impairment of contingent consideration assets including tax impact - - - - 924 Plus: acquisition related expense including tax impact 260 116 146 27 10 Adjusted net income to common shareholders $4,742 $6,337 $5,617 $3,847 $2,440 Adjusted diluted earnings per share For the Three Months Ended, (Dollars in thousands, except per share data) June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 Diluted earnings per share $0.46 $0.64 $0.56 $0.39 $0.16 Plus: impairment of contingent consideration assets including tax impact - - - - 0.09 Plus: acquisition related expenses including tax impact 0.03 0.02 0.02 - - Adjusted diluted earnings per share $0.49 $0.66 $0.58 $0.39 $0.25 Allowance for credit losses to Bank originated loans excluding PPP As of (Dollars in thousands) June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 Total loans held for investment $2,150,148 $2,354,898 $2,476,135 $2,475,084 $2,501,926 Less: Acquired loans 287,623 248,573 234,717 — — Less: PPP loans 9,053 6,905 6,378 6,100 5,558 Less: Purchased loans accounted for under fair value ("FVO") 21,149 22,648 23,415 21,052 18,274 Adjusted Loans excluding acquired, PPP and FVO $1,832,323 $2,076,772 $2,211,625 $2,447,932 $2,478,094 Allowance for credit losses 14,357 16,081 17,183 19,843 22,044 Allowance for credit losses to adjusted loans 0.78% 0.77% 0.78% 0.81% 0.89% Pre-tax, pre-provision net income For the Three Months Ended, (Dollars in thousands) December 31, 2022 March 31, 2023 June 30, 2023 Income before income taxes $7,301 $5,161 $2,035 Plus: provision for credit losses 1,197 (310) 1,843 Pre-tax, pre-provision net income $8,498 $4,851 $3,878 (2) 1. Subsequent to the adoption of CECL on January 1, 2023, acquired loans are included in the Allowance for Credit Losses and therefore are no longer excluded from the total adjusted loan calculation. (2)

Non-GAAP Reconciliation

Adjusted net interest margin (Dollars in thousands)	For the Three Months Ended June 30, 2022			For the Three Months Ended September 30, 2022			For the Three Months Ended December 31, 2022			For the Three Months Ended March 31, 2023			For the Three Months Ended June 30, 2023		
	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate	Average Balance	Interest Earned/Paid	Average Yield/Rate
Interest-bearing deposits in other financial institutions	$321,673	$549		$101,824	$533		$103,190	$931		$127,608	$1,403		$135,757	$1,669	
PPP adjustment	4,493	9		2,798	16		1,736	16		1,502	17		1,376	17	
Investment securities	69,320	418		87,340	653		84,017	645		82,106	629		80,106	626	
Correspondent bank stock	1,555	13		4,924	109		11,880	237		9,592	173		8,844	145	
Loans	2,010,024	20,663		2,241,343	25,345		2,436,252	30,691		2,469,129	32,239		2,471,588	33,704	
Loans HFS	19,389	229		11,531	157		9,065	146		18,036	268		15,841	230	
PPP adjustment	(13,385)	(148)		(9,026)	(73)		(7,350)	(32)		(6,470)	(37)		(5,811)	(27)	
Purchase Accretion adjustment	-	(288)		-	114		-	(87)		-	(64)		-	(80)	
Adjusted total Interest-earning assets	2,413,069	21,445		2,443,734	26,854		2,638,790	32,547		2,701,503	34,628		2,707,701	36,284	
Interest-bearing deposits		1,103			2,706			8,260			13,092			15,864	
PPP adjustment		-			-			-			-			-	
Federal Home Loan Bank Topeka and Federal Reserve borrowings		28			666			1,916			1,374			1,361	
PPP adjustment		(8)			(3)			(6)			(5)			(4)	
Subordinated notes		361			362			486			674			712	
Adjusted total interest-bearing liabilities		1,484			3,731			10,656			15,135			17,933	
Net interest income		19,961			23,123			21,891			19,493			18,351	
Adjusted net interest margin			**3.32%**			**3.84%**			**3.29%**			**2.93 %**			**2.72 %**

50